As filed with the Securities and Exchange Commission on February 22, 2022

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
ESPERION THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	26-1870780
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
Esperion Therapeutics, Inc.
3891 Ranchero Drive, Suite 150
Ann Arbor, MI 48108
(Address of Principal Executive Offices)
Amended and Restated Esperion Therapeutics, Inc. 2013 Stock Option and Incentive Plan
(Full Title of the Plans)
Sheldon L. Koenig
President and Chief Executive Officer
Esperion Therapeutics, Inc.
3891 Ranchero Drive, Suite 150
Ann Arbor, MI 48108
(Name and Address of Agent For Service)
(734) 887-3903
(Telephone Number, Including Area Code, of Agent For Service)
Copy to:
Mitchell S. Bloom, Esq.
Arthur R. McGivern, Esq.
Goodwin Procter LLP
100 Northern Avenue
Boston, Massachusetts 02210
(617) 570-1000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer x	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers additional shares of Common Stock under the Registrant’s Amended and Restated 2013 Stock Option and Incentive Plan (the “Option Plan”). The number of shares of Common Stock reserved and available for issuance under the Option Plan is subject to an automatic annual increase on each January 1, beginning in 2016, by an amount equal to two and a half percent of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31 or such lesser number of shares of Common Stock as determined by the Administrator (as defined in the Option Plan). Accordingly, on January 1, 2022, the number of shares of Common Stock reserved and available for issuance under the Plan increased by 1,571,842 shares. This Registration Statement registers these additional 1,571,842 shares of Common Stock. The additional shares are of the same class as other securities relating to the Option Plan for which the Registrant’s registration statements filed on Form S-8 (Registration No. 333-189738) on July 1, 2013, is effective. The information contained in the Registrant’s registration statements on Form S-8 (Registration No. 333-189738) is hereby incorporated by reference pursuant to General Instruction E, except for “Item 8. Exhibits.”

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form S-8, which Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description
4.1	Specimen common stock certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-188595) filed on June 12, 2013).
4.2
Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-188595) filed on June 12, 2013).

4.3	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-188595) filed on June 7, 2013).
4.4
Form of Warrant to Purchase Preferred Stock dated September 4, 2012 (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-188595) filed on May 14, 2013).

4.5
Investor Rights Agreement by and between the Registrant and certain of its stockholders dated April 28, 2008 (incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-188595) filed on May 14, 2013).

4.6
Amendment No. 1 to Investor Rights Agreement by and between the Registrant and certain of its stockholders dated April 11, 2013 (incorporated by reference to Exhibit 4.5 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-188595) filed on May 14, 2013).

4.7
Registration Rights and Securityholder Agreement by and between the Registrant and Pfizer Inc. dated April 28, 2008 (incorporated by reference to Exhibit 4.6 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-188595) filed on May 14, 2013).

5.1*	Opinion of Goodwin Procter LLP
23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page)
99.1
Amended and Restated 2013 Stock Option and Incentive Plan and forms of agreements thereunder (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q, filed on November 3, 2016).

107*	Filing Fee Table
* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ann Arbor, State of Michigan, on the 22nd day of February 2022.

ESPERION THERAPEUTICS, INC.

By:	/s/ Sheldon L. Koenig
Sheldon L. Koenig
President, Chief Executive Officer and Director
POWER OF ATTORNEY AND SIGNATURES
We, the undersigned officers and directors of Esperion Therapeutics, Inc., hereby severally constitute and appoint Sheldon L. Koenig and Richard B. Bartram, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign for us and in our names in the capacities indicated below any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated below.

Signature	Title	Date

/s/ Sheldon L. Koenig	President, Chief Executive Officer and Director (Principal Executive Officer)
Sheldon L. Koenig		February 22, 2022

/s/ Richard B. Bartram	Chief Financial Officer	February 22, 2022
Richard B. Bartram	(Principal Financial Officer and Principal Accounting Officer)

/s/ Jeffrey Berkowitz, J.D.	Director	February 22, 2022
Jeffrey Berkowitz, J.D.

/s/ Seth H.Z. Fischer	Director	February 22, 2022
Seth H.Z. Fischer

/s/ Alan Fuhrman	Director	February 22, 2022
Alan Fuhrman

/s/ Antonio M. Gotto, M.D., D.Phil	Director	February 22, 2022
Antonio M. Gotto, M.D., D.Phil

/s/ Mark E. McGovern, M.D.	Director	February 22, 2022
Mark E. McGovern, M.D.

/s/ Jay Shepard	Director	February 22, 2022
Jay Shepard

/s/ Nicole Vitullo	Director	February 22, 2022
Nicole Vitullo

/s/ Tracy M. Woody	Director	February 22, 2022
Tracy M. Woody

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